Exhibit 24.8

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Brian H. McCurrie and Steven R. Lacy, or either of them, his attorneys-in-fact and agents, each with full power of substitution and resubstitution for him in any and all capacities, to sign this registration statement and any or all amendments or post-effective amendments to this registration statement, including without limitation amendments pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing required and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

Signature	Capacity	Date

/s/ Brian H. McCurrie Brian H. McCurrie	President and Director (Principal Executive Officer)	February 26, 2010

/s/ Louann E. Tronsberg-Deihle Louann E. Tronsberg-Deihle	Treasurer (Principal Financial and Principal Accounting Officer)	February 26, 2010

/s/ Steven R. Lacy Steven R. Lacy	Secretary and Director	February 26, 2010